EXHIBIT 32.2 – SECTION 1350 CERTIFICATIONS OF ACTING PRINCIPAL ACCOUNTING OFFICER

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

I, Michael Tam, Chief Financial Officer and Acting Principal Accounting Officer of Great East Bottle & Drinks (China) Holdings, Inc. (the “Company”), certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 18, 2009
/s/ Michael Tam
Michael Tam
Chief Financial Officer and
Acting Principal Accounting Officer